UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   December 17, 2015

SFX Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36119	90-0860047
(Commission File Number)	(IRS Employer Identification No.)

902 Broadway, 15th Floor
New York, New York	10010
(Address of principal executive offices)	(Zip Code)

(646) 561-6400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On December 17, 2015, SFX Entertainment, Inc. (the “Company”), a Delaware corporation, and its wholly owned subsidiary Beatport LLC (“Beatport”) entered into a settlement agreement (the “Spotify Settlement Agreement”) with Spotify AB (“Spotify”) and Mr. Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer. The Spotify Settlement Agreement terminates that certain commercial agreement by and among the Company, Beatport, and Spotify, dated July 14, 2015 (the “Content License Agreement”), save for certain payment provisions, and sets forth the terms by which the Company will repay to Spotify the $10.0 million recoupable advance (the “Advance”) which was paid to the Company pursuant to the Content License Agreement.  The Spotify Settlement Agreement also includes a mutual release of claims under the Content License Agreement, except with respect to payment obligations.

Pursuant to the Spotify Settlement Agreement, the Company paid the first $2.5 million of the Advance on December 17, 2015, which payment obligation was personally guaranteed by Mr. Sillerman. The remaining $7.5 million of the Advance is payable to Spotify in installments as follows:  (i) $5.0 million will be paid in twelve equal, twice monthly installments beginning on January 15, 2016, and ending on July 1, 2016, and (ii) the balance of $2.5 million will be paid on or before July 15, 2016. The outstanding amount of the Advance accrues interest at a rate of 2.5% per annum payable in arrears on a twice monthly basis. Under the Spotify Settlement Agreement, the occurrence of certain events of default or a sale of all or substantially all of Beatport’s assets will accelerate the payment of all or part of the Advance.

The foregoing description of the Spotify Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report regarding the Advance is incorporated herein by reference.

Item 8.01                                           Other Events.

Additional Sillerman Investment; Credit Agreement Event of Default

As previously reported, Sillerman Investment Company III LLC (“SIC”), an entity controlled by Mr. Sillerman, breached its obligation under its Subscription Agreement with the Company, dated September 17, 2015, to purchase an additional $15.0 million of Series A Preferred Stock from the Company in installments by October 17, 2015 (the “Additional Sillerman Investment”). On November 2, 2015, the Company delivered notice to SIC of the breach and demanded payment of the full amount owed.

SIC’s failure to fund the Additional Sillerman Investment on or before November 16, 2015 (the “Event of Default”) caused the Company to default under its Amended and Restated Credit Agreement (the “Credit Agreement”), dated September 17, 2015, with Barclays Bank PLC, as administrative agent (the “Administrative Agent”), and the other lenders party thereto (the “Lenders”). The Credit Agreement required that the Additional Sillerman Investment be consummated within 60 days of the date of the Credit Agreement. On November 17, 2015, the Company delivered notice to the Administrative Agent and the Lenders disclosing the Event of Default in accordance with the Credit Agreement.

The Credit Agreement provides for and governs the Company’s $30.0 million revolving credit facility. As a result of the Event of Default, the Lenders may, among other remedies, declare all obligations under the Credit Agreement immediately due and payable. An acceleration of the obligations under the Credit Agreement would result in a cross-default under the indenture governing the Company’s $295.0 million of second lien secured notes due 2019, whereupon the lenders under the indenture may declare all amounts owing and payable thereunder to be immediately due and payable.

On November 23, 2015, SIC funded $5.0 million of the Additional Sillerman Investment. On December 17, 2015, SIC funded an additional $2.5 million of the Additional Sillerman Investment.

As of December 23, 2015, the Lenders have not exercised any of their rights or remedies under the Credit Agreement with respect to the Event of Default. The Company is engaged in discussions with the Lenders concerning the Event of Default and is hopeful that the parties can reach a satisfactory agreement. The Company also continues to negotiate with Mr. Sillerman about collecting the remaining balance of the Additional Sillerman Investment from SIC and curing the Company’s Event of Default.

Workteam Settlement Agreement

On November 25, 2015, the Company, Workteam Acquisition, LLC, a wholly owned subsidiary of the Company (“Workteam”), Team VI, LLC (“Team VI”), Andrew McInnes (“McInnes”) and Kevin Kusatsu (“Kusatsu”) entered into a Separation and Settlement Agreement (the “Workteam Settlement Agreement”), pursuant to which (i) Team VI, McInnes and Kusatsu (collectively, the “Teamwork Parties”) entered into a customary release of claims in favor of the Company and Workteam and (ii) the Company and Workteam entered into a customary release of claims in favor of the Teamwork Parties.  In connection with the foregoing releases, the Teamwork Parties paid the Company $1.2 million on November 25, 2015, and agreed to pay the Company an additional fixed amount of $1.2 million on each of September 30, 2016, and September 30, 2017, in settlement of variable management commissions that the Company would have otherwise been entitled to.

In connection with the Workteam Settlement Agreement, on November 25, 2015, the Company transferred to Team VI all of the issued and outstanding membership interests of Workteam.  The assets of Workteam consist almost entirely of artist relationships and intellectual property related to the name “TMWRK”.  Workteam had previously held all of the assets of TMWRK, an artist management and representation firm, and the Company decided to abandon the business in connection with the settlement of claims set forth in the Workteam Settlement Agreement. As a result of such abandonment, the Company plans to take a write down of the full book value of the assets of Workteam.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
10.1	Settlement Agreement, dated December 17, 2015, by and among SFX Entertainment, Inc., Beatport LLC, Mr. Robert F.X. Sillerman, and Spotify AB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SFX ENTERTAINMENT, INC.

Date: December 23, 2015	By:	/s/ Howard Tytel
Howard Tytel
General Counsel